As filed with the Securities and Exchange Commission on November 5, 2018

Registration Statement File No. 333-202643

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WRKCo Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2650	47-3335141
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1000 Abernathy Road NE

Atlanta, GA 30328

(770) 448-2193

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. McIntosh

Executive Vice President, General Counsel and Secretary

WRKCo Inc.

1000 Abernathy Road NE

Atlanta, GA 30328

(770) 448-2193

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

Richard Hall, Esq.

Andrew C. Elken, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

______________________

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

_____________

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

WRK Co, Inc., a Delaware corporation (formerly known as “WestRock Company”) (the “Registrant”), is filing this post-effective amendment (this “Post-Effective Amendment”) to its Registration Statement on Form S-4 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on March 10, 2015, which registered 270,149,742 shares of the Registrant’s common stock, par value $0.01 per share, to deregister any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

On November 2, 2018, pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 2018, among the Registrant, WestRock Company (formerly known as Whiskey Holdco, Inc.) (“WestRock”), KapStone Paper and Packaging Corporation, Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc., Whiskey Merger Sub, Inc. merged with and into the Registrant, with the Registrant surviving such merger as a wholly owned subsidiary of WestRock (the “Merger”). In connection with the Merger, the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statement.

The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 5, 2018.

WRKCO INC.

By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.